As Filed With the Securities and Exchange Commission on June 29, 2004

Registration No. 333-105040

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

(Exact name of registrant as specified in its limited partnership agreement)

Illinois	6221	36-4368292
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

141 W. JACKSON BLVD., SUITE 1340A, CHICAGO, ILLINOIS, 60604 (312) 264-4375

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BEELAND MANAGEMENT COMPANY, L.L.C.

GENERAL PARTNER

141 W. JACKSON BLVD., SUITE 1340A, CHICAGO, ILLINOIS, 60604 (312) 264-4375

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffry M. Henderson, Esq.

Douglas E. Arend, Esq.

Henderson & Lyman

175 West Jackson Blvd., Suite 240

Chicago, Illinois 60604

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than commissions payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates.

Printing	$20,000
Legal fees and expenses	50,000
Accounting fees and expenses	48,000
Blue sky fees and expenses	30,000
Total	$148,000

Item 14. Indemnification of Directors and Officers.

The Index Fund’s limited partnership agreement provides that the Index Fund shall indemnify and hold harmless each partner (as well as each member, manager, agent, officer or employee of the general partner and each partner, trustee, officer or director of a member of the general partner, when acting on behalf of the Index Fund or in connection with, Index Fund business) from and against any loss, expense, damage or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Index Fund or in furtherance of the interests of the Index Fund, or the issuance and sale of units including but not limited to any judgment, award, settlement, attorney’s fee and other cost or expense incurred in connection with the defense of any actual or threatened action, proceeding or claim; if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were for a purpose reasonably believed to be in the best interests of the Index Fund and did not constitute misconduct or were not performed or omitted fraudulently or in bad faith or as a result of negligence by the partners. Any such indemnification shall be only from the assets of the Index Fund.

The Index Fund’s limited partnership agreement also provides that the Index Fund shall indemnify and hold harmless each limited partner from and against any expense, including reasonable attorney’s fees, incurred in connection with the defense of any actual or threatened action, proceeding or claim arising from the personal liability of any limited partners to creditors of the Index Fund, except to the extent provided in Section 8.5(f) of the limited partnership agreement for debts, liabilities and other obligations of the Index Fund. Section 8.5(f) of the limited partnership agreement provides that a limited partner will have no personal liability for the debts, liabilities and other obligations of the Index Fund from and after the effective date of a complete return of the credit balance in his or her capital account except to the extent provided under Illinois law for debts and liabilities of the Index Fund incurred prior to such effective date, and then only for amounts withdrawn by and distributed to that limited partner.

Item 15. Sales of Unregistered Securities.

The Index Fund sold 50 units to Clyde C. Harrison on May 8, 2000, for $5,000 in order to create an original limited partner, thereby allowing the Index Fund to be formed.

No sales commissions or other consideration were paid in connection with this sale. The Index Fund claims an exemption from registration based on Section 4(2) of the Securities Act of 1933 as a sale not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this registration statement:

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Soliciting Dealer Agreement.**

2.1	Form of Third Amended and Restated Limited Partnership Agreement of Registrant, dated as of May 1, 2004 (included as Appendix A to the Prospectus).

5.1	Opinion of Henderson & Lyman regarding legality of the securities being registered.

8.1	Opinion of Henderson & Lyman regarding certain federal income taxation matters.

10.1	Form of Subscription Agreement (included as Appendix D to the Prospectus).

10.2	Service Agreement between Registrant and Derivatives Portfolio Management LLC, dated as of June 21, 2000.**

10.3	Investment Management Agreement between Registrant and Hart Capital Management, dated as of May 8, 2000.**

10.7	Third Revised Amended and Restated Operating Agreement of Beeland Management Company, L.L.C., effective as of March 31, 2003.**

23.1	Consent of Independent Accountants, for Beeland Management Company, LLC.

23.2	Consent of Independent Accountants, for the Registrant.

23.3	Consent of Henderson & Lyman (included in Exhibit 5.1)**

24.1	Power of Attorney (included on signature page).**

*	To be filed by separate amendment
**	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 29, 2004.

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

By:	BEELAND MANAGEMENT COMPANY, L.L.C.
Its General Partner

By:	/s/ WALTER T. PRICE III
Managing Member

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 29, 2004.

	Signature	Title

	BEELAND MANAGEMENT COMPANY, L.L.C.	General Partner

By:	/s/ WALTER T. PRICE III Walter T. Price III	Managing Member

	/s/ RICHARD L. CHAMBERS Richard L. Chambers	Managing Member

	/s/ ALLEN D. GOODMAN Allen D. Goodman	Managing Member

	/s/ JAMES BEELAND ROGERS, JR. James Beeland Rogers, Jr.	Member

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Soliciting Dealer Agreement.**

2.1	Form of Third Amended and Restated Limited Partnership Agreement of Registrant, dated as of May 1, 2004 (included as Appendix A to the Prospectus).

5.1	Opinion of Henderson & Lyman regarding legality of the securities being registered.

8.1	Opinion of Henderson & Lyman regarding certain federal income taxation matters.

10.1	Form of Subscription Agreement (included as Appendix D to the Prospectus).

10.2	Service Agreement between Registrant and Derivatives Portfolio Management LLC, dated as of June 21, 2000.**

10.3	Investment Management Agreement between Registrant and Hart Capital Management, dated as of May 8, 2000.**

10.7	Third Revised Amended and Restated Operating Agreement of Beeland Management Company, L.L.C., effective as of March 31, 2003.**

23.1	Consent of Independent Accountants, for Beeland Management Company, LLC.

23.2	Consent of Independent Accountants, for the Registrant.

23.3	Consent of Henderson & Lyman (included in Exhibit 5.1)**

24.1	Power of Attorney (included on signature page).**

**	Previously filed